Form N-CSR Item 13(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Executive Officer and Principal Financial Officer, respectively, of Calvert Responsible Index Series, Inc. (the “Corporation”), that:

(a)

the Semiannual Report of the Corporation on Form N-CSR for the period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Corporation for such period.

A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Calvert Responsible Index Series, Inc.

Date: May 22, 2024

/s/ Von M. Hughes
Von M. Hughes
Principal Executive Officer

Date: May 22, 2024

/s/ James F. Kirchner
James F. Kirchner
Principal Financial Officer